Exhibit 99.2

PRESS RELEASE

For release:	March 12, 2020

Contact:	Media
Stephen W. Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

Global Indemnity Limited Hosts 2020 Investor Day Call

George Town, Cayman Islands (March 12, 2020) – Global Indemnity Limited (NASDAQ:GBLI) will host an Investor Day call on March 12, 2020. A copy of the Investor Day presentation materials may be found at https://www.globalindemnity.ky/gbli/investors/investor-relations.

About Global Indemnity Limited and its subsidiaries

Global Indemnity Limited (NASDAQ:GBLI), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity Limited’s four primary segments are:

•	United States Based Commercial Specialty

•	United States Based Specialty Property

•	United States Based Farm, Ranch, & Stable

•	Bermuda Based Reinsurance

For more information, visit the Global Indemnity Limited’s website at http://www.globalindemnity.ky.